Exhibit 99.(h)(3)

FOLLOW-ON DEALER MANAGER AGREEMENT

(THIS “2014 FOLLOW-ON DEALER MANAGER AGREEMENT”)

WHEREAS, FS2 Capital Partners, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Energy and Power Fund, a Delaware Statutory Trust (the “Company”), in its initial public offering (the “Initial Offering”) of up to $1,500,000,000 shares of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-169679) (the “Initial Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2010, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated April 28, 2011 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and FS Investment Advisor, LLC, a Delaware limited liability company and investment adviser to the Company (the “Advisor”);

WHEREAS, the Dealer Manager serves as dealer manager to the Company in its follow-on offering of up to 150,000,000 Common Shares, to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-184407), as supplemented and amended from time to time, and a Follow-On Dealer Manager Agreement, among the Company, the Dealer Manager and the Advisor;

WHEREAS, pursuant to the terms of the Initial Offering, the Company agreed not to sell any Common Shares in the Initial Offering until it raised gross offering proceeds of $2,500,000 from persons not affiliated with the Company or the Advisor (the “Minimum Offering Requirement”), which Minimum Offering Requirement the Company satisfied on July 18, 2011;

WHEREAS, on October 31, 2014, the Company filed a registration statement on Form N-2 (File No. 333-199777) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 92,200,000 Common Shares (the “Follow-On Shares”);

WHEREAS, there is no minimum offering requirement with respect to the Follow-On Offering;

WHEREAS, the Company desires that the Dealer Manager be engaged to sell and distribute the Follow-On Shares in the Follow-On Offering pursuant to the terms of this 2014 Follow-On Dealer Manager Agreement; and

WHEREAS, the Dealer Manager intends to enter into a Follow-On Selected Dealer Agreement in the form attached hereto as Exhibit A (the “2014 Follow-On Selected Dealer Agreement”), pursuant to which selected dealers (each, a “Selected Dealer”) engaged by the Dealer Manager to participate in the distribution of the Common Shares will sell and distribute the Follow-On Shares in the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Incorporation of Dealer Manager Agreement.  The provisions of the Dealer Manager Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this 2014 Follow-On Dealer Manager Agreement, subject to the following amendments and supplements:

a.                                      Offered Shares. The term “Offered Shares” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

b.                                      Offering.  The term “Offering” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Offering.

c.                                       Registration Statement and Prospectus. The term “Registration Statement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Registration Statement and all references in the Dealer Manager Agreement to “No. 333-169679” are hereby deleted and replaced in their entirety with the following: “No. 333-199777.”  For the avoidance of doubt, the term “Prospectus” means the prospectus in the form constituting a part of the Follow-On Registration Statement, as well as in the form filed with the SEC pursuant to Rule 497 after the Follow-On Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto.

d.                                      Offering Price.  The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per Common Share set forth in the Prospectus (subject to, in certain circumstances, to discounts based upon the volume of shares purchased and other adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

e.                                       Selected Dealer Agreement. The term “Selected Dealer Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the 2014 Follow-On Selected Dealer Agreement attached hereto as Exhibit A, pursuant to which the Selected Dealer will sell and distribute the Follow-On Shares in the Follow-On Offering.

f.                                        Investment Advisory Agreement. The term “Investment Advisory Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the investment advisory and administrative services agreement, dated as of April 28, 2011, by and between the Advisor and the Company, as amended by Amendment No. 1, dated as of August 10, 2012, as such agreement may be further amended or supplemented from time to time.

g.                                       Other References.  All references in the Dealer Manager Agreement to “McGladrey & Pullen LLP” are hereby deleted and replaced in their entirety with “McGladrey LLP.” The term “SEC” and “Commission” in the 2014 Follow-On Dealer Manager Agreement shall mean the Securities and Exchange Commission.

h.                                      Effectiveness. This 2014 Follow-On Dealer Manager Agreement shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this 2014 Follow-On Dealer Manager Agreement is executed by the Company. All references in the Dealer Manager Agreement to “the date hereof” are hereby deleted and replaced in their entirety with the following: “the effective date of this Agreement.”

i.                                          Entire Agreement.  The provisions of the Dealer Manager Agreement incorporated by reference herein, and this 2014 Follow-On Dealer Manager Agreement, together with the Exhibits attached hereto, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2.             Continued Effect of Existing Dealer Manager Agreement.  All terms and conditions of the existing Dealer Manager Agreement between the Company and the Dealer Manger with respect to the Common Shares to be issued and sold pursuant to the Initial Registration Statement shall remain unmodified and in full force and effect.

3.             Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Dealer Manger Agreement entered into after the date hereof shall not be incorporated and made part of this 2014 Follow-On Dealer Manager Agreement, unless expressly agreed to by the parties hereto in writing.

4.             Counterparts. The parties hereto may sign any number of copies of this 2014 Follow-On Dealer Manager Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page of this 2014 Follow-On Dealer Manager Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this 2014 Follow-On Dealer Manager Agreement or such other document or instrument, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this 2014 Follow-on Dealer Manager Agreement to be duly executed as of the last date written below.

COMPANY:

Date:	January 7, 2015	FS ENERGY AND POWER FUND

		By:	/s/ Michael C. Forman
		Name:	Michael C. Forman
		Title:	Chief Executive Officer

DEALER MANAGER:

Date:	January 7, 2015	FS2 CAPITAL PARTNERS, LLC

		By:	/s/ Lance Murphy
		Name:	Lance Murphy
		Title:	President

ADVISOR:

Date:	January 7, 2015	FS INVESTMENT ADVISOR, LLC

		By:	/s/ Michael C. Forman
		Name:	Michael C. Forman
		Title:	Chief Executive Officer

EXHIBIT A

2014 FOLLOW-ON SELECTED DEALER AGREEMENT